Exhibit 10.10

Warehouse service contract

Contract No.: YSGYL-HT-YN-HZ-2023050101

Signed on: May 1,2023

Signed in place: Jinshan Development Zone, Hohhot City

Party A: Inner Mongolia Yishun Supply Chain Management Co., LTD

Party B: Galle Technology Co., LTD

Based on the principle of mutual benefit, Party A and Party B shall lease part of warehouse Nanqin 11 under this Contract to Party BMatters, reached the following agreement:

1. Warehouse area, address and contract term

Party A shall provide the warehouse to Party B, and shall be responsible for the operation and management of the warehouse:

1.1 Warehouse area: 500 square meters.

1.2 Warehouse specific address: Nanqin Logistics Park, No.1, Tangxin Line, Xinwan Street, Xinwan Street, Qiantang District, Hangzhou City, Zhejiang Province (Yili Milk Warehouse storeroom).

1.3. Contract term: From May 1,2023 to April 30,2024. The principle of first payment before use shall be settled quarterly; before the contract expires, if Party B intends to renew the contract, it shall notify Party A at least one month in advance, and both parties may renew the contract by mutual agreement. Upon the expiration of the contract, Party B shall remove all the goods on the day upon the expiration of the contract, otherwise, Party A has the right to dispose of (deposit) the goods. If party B fails to remove all the goods in time due to reasons, both parties shall still agree herein,The storage expenses are settled according to the actual use time.

2. warehouse charges

2.1 The settlement standard of warehouse storage fee is as follows:

Storage housing price: 30 yuan / square / month (tax included)

2.2 Terms of payment: pay three, that is, the deposit of 15,000 yuan, pay the storage fee for three months, the payment method is telegraphic transfer.

2.3 Invoice: Party A shall issue invoices 20 days in advance for each cycle, and Party B shall pay them to Party A within 5 days after receiving the invoice.If the invoice is delayed, party B shall pay the storage fee for the same time. The invoice type is the special VAT invoice, with the tax rate of 6%.

2.4 The parking of Party B shall not affect the operation of Party A, nor shall it affect the normal business activities of other warehouses or customers of Party A.

2.5 Collection and billing information:

Party A’s bank account information is as follows:

Company name: Inner Mongolia Yishun Supply Chain Management Co., Ltd

Address and Telephone number: Yili and Xinyuan Community, No.1, Jinshan Street, Jinshan Development Zone, Hohhot City, Inner Mongolia Autonomous Region, 0471-3350189

Bank name: China Minsheng Banking Corporation, Hohhot Jinqiao Sub-branch

Bank Account number (RMB): 631595765

Taxpayer identification number: 91150121MAOQJK324N

The billing information of Party B is as follows:

Company name: Galle Technology Co., Ltd

Taxpayer identification number: 91350200MA8TRR5G1L

Address: 01, Room 215,2889, Xiang ‘an East Road, Xindian Street, Xiang’ an District, Xiamen City

Tel.: 0592-8580008

Bank: Agricultural Bank of China, Xiamen Maxiang Sub-branch

Account No.: 40389001040029547

3. Rights and obligations of both parties

3.1 Party B leased the warehouse for a third party company, Party A has confirmed and approved, Party B shall not transfer or lend the warehouse, etc. without authorization; due to the increase of business demand area, Party B shall issue a written explanation to Party A 15 days in advance; Party B shall not use the warehouse for illegal activities to store inflammable and explosive prohibited storage items. Party B violates the agreement. Party A has the right to terminate the lease, and party B shall be responsible for the losses caused. During the lease period, Party B shall keep the fire access unblocked and cooperate with the fire control department and Party A in the daily safety work inspection.

3.2 After receiving the down payment and deposit from Party B, Party A shall be responsible for the handover of warehouse facilities. If the warehouse that meets the conditions cannot be delivered to Party B for use on the date of lease commencement due to Party A’s reasons, the lease term shall be correspondingly extended.

3.3 Party A shall timely deal with and repair the warehouse facilities, road damage and water cut-off and power failure (then Party B shall unconditionally cooperate with Party A in the repair work), but Party A’s repair work shall ensure the normal operation of Party B’s storage work as much as possible. If not party b warehouse damage, party a is responsible for maintenance, costs borne by party a (if party b or party b storage / or vehicle in parking warehouse road damage, party a is responsible for maintenance, but the resulting costs shall be borne by party b [both parties agree that party a shall hire a third party professional institutions for maintenance budget, a third party budget report to both parties sanction. The budget expenses shall be borne by the responsible party]), and party A shall bear the normal loss and leakage of the warehouse or road. If party A’s use of the warehouse is affected by the damage of Party A, Party A shall take according to Party B,The rent shall be refunded on the ringing days. If the products in the warehouse are damaged, Party A shall compensate party B for the actual loss of the products. Party A shall maintain and repair the warehouse regularly, and Party B shall unconditionally cooperate with Party A in the construction, but the normal production of Party B shall not be affected manage.

3.4. Party B shall be responsible for the entry and exit, storage, protection, fire prevention, theft prevention and natural disaster prevention of the storage goods of the warehouse. If party B causes fire accidents to Party A (or adjacent storage goods, etc.), Party B shall bear the responsibility and compensate Party A all losses (including adjacent storage items, etc.).

3.5. Party B shall purchase the warehouse and storage insurance (such as fire insurance, and the beneficiary of the warehouse benefits Party A / the warehouse

Party B). The ownership of the goods in Party B’s warehouse shall belong to Party B.

3.6. Party A promises that all storage facilities will be in good condition before use, and Party B shall timely any damage during use

Know Party A to conduct maintenance. Party B is obliged to protect all the facilities of the warehouse and to compensate for the damage according to the price.

3.7. Party A shall formulate a reasonable storage and transportation system (annex), and Party B shall guarantee and implement party B’s transportation and storage vehicles

Party A’s storage and transportation system,

3.8. In the event of national or military land acquisition, leasing, or municipal planning relocation, Party A shall notify Party B within three working days after receiving the notification of the event. At that time, this contract shall be terminated and neither party shall be liable for breach of contract.

4. Liability for breach of contract and contract termination

4.1. During the lease term hereof, neither party shall breach the contract. In case of any breach, either party shall pay the warehouse to the other party for two months Storage fees as the compensation for breach of contract.

4.2. If the contract term is about to expire, but Party B fails to notify Party A in writing to renew the lease one month before the expiration of the contract term, both parties shall return the warehouse inspection and charge account settlement (upon the expiration of the contract, party B shall recover the warehouse three working days after the settlement of the feeThe deposit is refunded without interest).

4.3. If Party B fails to pay the rent on time, it shall pay the rent in time and pay the liquidated damages according to the unpaid amount to Party A. If the delay fails the rent for more than 30 days, Party A shall have the right to terminate the damages.This contract and requires Party B to bear the liability for breach of contract and compensate for the losses.

4.4 Upon expiration of this Contract, either party and Party B decide not to renew this Contract. Both parties shall handle the return of the warehouse, complete the procedures for returning the warehouse and settle all the expenses. If Party B has paid the balance and handled the return of the warehouse and all other matters, Party A shall not refuse for any reason or excuse.

4.5. If Party B fails to move the storage goods out before the termination date of the Contract, Party B shall pay the overdue storage fee to Party A on a daily basis.(If the removal of the storage items is delayed for more than 30 days, Party A has the right to take the incoming storage items directly according to the storage garbage, then Party B shall also bear the corresponding cleaning costs).

4.6. If Party B is unable to use Party A’s warehouse for more than 5 days due to reasons other than Party B, Party A shall reduce all the rent for the non-use period. If Party B is unable to use the warehouse for more than 10 days, Party B shall have the right to unilaterally solve the problem, Party A shall refund the deposit and the unused rent paid by Party B.

5. Force Majeure

Force Majeure refers to the unforeseeable, unavoidable and insurmountable objective conditions at the time of the conclusion of this Contract, including but not limited to the war, natural disasters and other force majeure events confirmed by the relevant authorities by both parties. If either party affects the execution of this Contract due to the force majeure event, the other party shall notify the other party as soon as possible, Neither party shall be liable for this matter.

6. Dispute resolution

Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation in a friendly principle. If the negotiation fails, to The people’s court with jurisdiction over the location of the warehouse shall bring a lawsuit to settle the dispute, and the judgment shall be binding on both parties.

7. Other

7.1. Any matters not covered in this contract may be stipulated in a supplementary agreement signed by both parties. The supplementary agreement and attachments shall have the same legal effect as this contract.

7.2. This contract is made in five copies, with Party A holding 3 copies and Party B holding 2 copies. Both copies shall have the same legal effect.

(There is no text below, a signature page)

Party A (cover seat

Entrustment and agent word:

date:

Party B (seal to pass

Entrusted factoring is large (signing year):

date:

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